As filed with the Securities and Exchange Commission on October 30, 1998.

                                                   Registration No. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             450 FIFTH STREET, N.W.
                             WASHINGTON, D.C. 20549
                                  ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                  ----------

                                 TRIMERIS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                    DELAWARE                               56-1808663
          (State or Other Jurisdiction                   (I.R.S. Employer
        of Incorporation or Organization)                Identification No.)

                        4727 University Drive, Suite 100
                                Durham, NC 27707
         (Address of Principal Executive Offices, including zip code)

                                 TRIMERIS, INC.
                           AMENDED AND RESTATED STOCK
                                 INCENTIVE PLAN
                            (Full Title of the Plan)

                  M. Ross Johnson                     Copy to:
                  Trimeris, Inc.                      Merrill M. Mason, Esq.
                  4272 University Drive, Suite 100    Hutchison & Mason PLLC
                  Durham, NC 27707                    4011 Westchase  Boulevard,  Suite 400
                  (919) 419-6050                      Raleigh, NC 27607
                  (Name, Address and Telephone        (919) 829-9600
                  Number of Agent for Service)

-------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

                                     Proposed    Proposed Maximum
                       Amount To     Maximum        Aggregate      Amount of
Title of Securities       Be      Offering Price     Offering     Registration
To Be Registered      Registered    Per Share         Price           Fee
-------------------------------------------------------------------------------
Common Stock,
par value $0.001 per
share                 750,000 (1)    $5.00     (2)   $3,750,000(2)  $1,043.00
-------------------------------------------------------------------------------
(1) Plus such additional number of shares as may be required pursuant to the Trimeris, Inc. Amended and Restated Stock Incentive Plan (the "Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event as provided under the terms of the Plan.
(2) Estimated solely for purposes of calculating the registration fee. The maximum offering price per share is based upon the average of the high and low trading prices of the Common Stock of the Registrant  as reported on the Nasdaq National Market on October 27, 1998, in
      accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
-------------------------------------------------------------------------------

                 INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

      Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 750,000 shares of Common Stock of the Registrant under the Trimeris, Inc. Amended and Restated Stock Incentive Plan. An aggregate of 852,941 shares were previously registered for issuance under the Plan on Form S-8 Registration Statement No. 333-44145, filed with the Commission on or about January 12, 1998. Pursuant to General Instruction E, the contents of the Registrant's Form S-8 Registration Statement No. 333-44145 are hereby incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933 as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 30th day of October, 1998.

                              TRIMERIS, INC.

                              By:  /s/ M. Ross Johnson
                                 -----------------------------------------
                                 M. Ross Johnson
                                    President, Chief Executive Officer and
                                    Chief Scientific Officer

      We, the undersigned officers and directors of Trimeris, Inc., do hereby severally constitute and appoint M. Ross Johnson and Matthew A. Megaro our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for us and in our names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                                             Date


/s/ Jesse I. Treu, Ph.D.                                                        October 28, 1998
------------------------    Chairman of the Board of Directors              ------------------------
Jesse I. Treu, Ph.D.

/s/ M. Ross Johnson, Ph.D.                                                      October 28, 1998
------------------------    President, Chief Executive Officer, Chief       ------------------------
M. Ross Johnson, Ph.D.      Scientific Officer and Director (Principal
                            Executive Officer)

/s/ Jeffrey M. Lipton       Director                                            October 28, 1998
---------------------                                                       ------------------------
Jeffrey M. Lipton


/s/ Dani P. Bolognesi,Ph.D. Director                                            October 28, 1998
---------------------                                                       ------------------------
Dani P. Bolognesi, Ph.D.

/s/ Matthew A. Megaro                                                           October 28, 1998
----------------------        Chief Operating Officer, Chief Financial      ------------------------
Matthew A. Megaro             Officer, Executive Vice President and
                              Secretary (Principal Accounting and
                              Financial Officer)

/s/ Brian H. Dovey             Director                                         October 28, 1998
------------------------                                                     -----------------------
Brian H. Dovey


/s/ Charles A. Sanders        Director                                          October 28, 1998
------------------------                                                     -----------------------
Charles A. Sanders, M.D.


   Exhibit No.                          Description

       5.1        Legal opinion of Hutchison & Mason PLLC
      23.1        Consent of KPMG Peat Marwick LLP
      23.2        Consent of Hutchison & Mason PLLC (Contained in Exhibit 5.1)
      24.1        Power of Attorney (Contained on signature page)